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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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
Subsidiary                                         Jurisdiction of Incorporation or Organization
----------------------------------                 ---------------------------------------------
Los Alamos National Bank                           New Mexico
Title Guaranty & Insurance Company                 New Mexico
Trinity Capital Trust I                            Delaware
Trinity Capital Trust II                           Delaware

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